EXECUTION COPY

OPERATING COMPANY SERVICES AGREEMENT

THIS OPERATING COMPANY SERVICES AGREEMENT (this “Agreement”) is made and entered into as of August 11, 2005, by and between Southern Star Central Gas Pipeline, Inc., a Delaware corporation (“Central”), Western Frontier Pipeline Company, L.L.C., a Delaware limited liability company (“Frontier”) (Central and Frontier collectively, the “Operating Companies”), and EFS Services, LLC, a Delaware limited liability company (“Service Provider”).

RECITALS:

A.

The Operating Companies desire to avail themselves of the experience, sources of information, advice, assistance, and certain facilities of, or available to, the Service Provider.

B.

The Service Provider is willing to make available to the Operating Companies its experience, sources of information, advice, assistance, and certain facilities.

THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto agree as follows:

AGREEMENTS:

1.

Services.  The Service Provider hereby agrees to render, through one or more of its employees, consulting services to the Operating Companies concerning financial, accounting, litigation, contractual, real estate, personnel, insurance, marketing, acquisition, and general managerial matters of the Operating Companies, including, by way of example and not in limitation of the generality of the foregoing, (a) assistance and advice with respect to planning, analyzing, and forecasting, annual budgets and long-term financial outlook and needs, (b) assistance and advice with respect to locating, arranging, negotiating, analyzing, and obtaining debt and equity financing, (c) assistance and advice with respect to managing litigation, (d) assistance and advice regarding all types of contracts proposed to be entered into, (e) assistance and advice with respect to locating, obtaining, and negotiating for the use of property (both real and personal), (f) assistance and advice with respect to hiring, firing, retaining, and training personnel and the oversight of any third-party consultants hired by the Operating Companies, (g) assistance and advice with respect to formulating and implementing sales and marketing programs, (h) assistance and advice with respect to locating, negotiating, analyzing, and closing acquisitions, and (i) the rendering of general management consultation and business advice (the “Services”) and the Operating Companies agree to utilize the Services of the Service Provider on the terms and conditions contained herein.  The Service Provider shall have the sole discretion and flexibility to choose which of its employees, agents and representatives and other third parties will render Services and when, subject to any reasonable request of the Operating Companies, such Services will be rendered; provided that the performance of such Services shall be consistent with the Standards of Conduct set forth in all regulations and orders of the Federal Energy Regulatory Commission, including but not limited to 18 C.F.R. § 358.1 et. seq., as amended.  The Service Provider shall perform its functions and responsibilities at the authorization and direction of the Board of Directors or Management Committee of the Operating Companies (each an “OpCo Board”, and collectively, the “OpCo Boards”).  Service Provider shall not directly or indirectly share, in whole or in part, any operational or marketing employee or agent with any of the Operating Companies.  The OpCo Boards retain the exclusive authority to make decisions with respect to all operations of the Operating Companies.  For the avoidance of doubt, (x) nothing contained in this Agreement shall be construed so as to consider the Service Provider as a lender to the Operating Companies, and (y) nothing in this Agreement shall give the Service Provider the right to sweep or otherwise withdraw from the cash accounts of, or to maintain with rights of withdrawal any joint account with, Central.

2.

Term.  The term of this Agreement shall continue until the date on which Aircraft Services Corporation, a Nevada corporation (“ASC”), its successors or any of their respective affiliates shall cease to own beneficially, directly or indirectly, any securities of EFS-SSCC Holdings, LLC or its respective successors.

3.

Termination.  Notwithstanding Section 2 hereof, the Operating Companies shall be entitled to terminate this Agreement upon the Service Provider’s material breach of its obligations under this Agreement, and the Service Provider’s failure to cure such breach within 60 days following receipt of notice from the Operating Companies setting forth in reasonable detail the relevant conduct or failure.  To the extent the Administrative Services Agreement entered into as of the date hereof by and among Southern Star Central Corp., EFS-SSCC Holdings, LLC and Service Provider is terminated pursuant to Section 3 thereof, this Agreement shall terminate at the time such agreement is terminated.  For the avoidance of doubt, any termination of this Agreement shall be effective as to the Service Provider’s obligations hereunder to both Central and Frontier.

4.

Compensation.  As compensation for the Services provided by the Service Provider pursuant to this Agreement, the Service Provider shall earn a service fee (the “Service Fee”) equal to $250,000 per fiscal quarter, pro-rated for any partial quarters and payable as hereinafter set forth.  Commencing September 30, 2005, and on the last day of each fiscal quarter thereafter, the Operating Companies shall pay the Service Fee accrued for the fiscal quarter then ending.  The Service Fee shall be allocated between the Operating Companies using the modified “Massachusetts method”, which bases the allocation on a ratio of gross labor costs, gross plant costs, and net revenues, as described in FERC Opinion No. 291 under Docket RP85-125-000, or under any successor order or regulation then in effect; provided that, if there should be no similar such order or regulation in effect, then as to be agreed by the parties consistent with then-applicable orders and regulations and with the purposes of this Agreement.

5.

Expenses.  The compensation of the Service Provider pursuant to the Service Fee described above shall be exclusive of, and the Service Provider shall also be entitled to, reimbursement by the Operating Companies, for all expenditures reasonably incurred by or on behalf of the Service Provider for or in the performance of its obligations under this Agreement, including, without limitation, any expenditures incurred as a result of internal charges of the Service Provider or any of its affiliates, provided that such internal charges are at rates that are not in excess of those customarily charged by a third party (“Service Provider Expenses”), such Service Provider Expenses not to exceed $200,000 in any 12-month period.  Reimbursement payments shall be made monthly by the Operating Companies to the Service Provider within five business days after receipt by the Operating Companies of a statement (the “Monthly Expense Statement”) of the Service Provider’s reimbursable expenses for the preceding month.  All Monthly Expense Statements shall be subject to audit by the Operating Companies during the term of this Agreement.  All such Service Provider Expenses shall be allocated as set forth in paragraph 4 hereof.

6.

Independent Relationship.  At all times during the term of this Agreement, the Service Provider is and shall be an independent contractor in providing the  Services hereunder, with the sole right to supervise, manage, operate, control, and direct the performance of its own personnel, agents, and resources incident to such Services.  Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever as partners, joint venturers, employer, employee, principal, or agent for either the Operating Companies or the Service Provider with respect to the indebtedness, liabilities, or obligations of each other or of any other person or entity.

7.

Liability of the Service Provider.  The Service Provider assumes no responsibility under this Agreement other than to perform the Services in good faith, and the Service Provider will not be responsible for any action of the Operating Companies in following or declining to follow any advice or recommendation of the Service Provider.  The parties hereto recognize and agree that the effectiveness of the Services and the success of any actions undertaken by the Operating Companies in response thereto are not guaranteed or warranted by the Service Provider in any respect whatsoever.

8.

Indemnification.  The Operating Companies jointly and severally shall indemnify and hold harmless each of the Service Provider, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any,  employees, agents and representatives (the Service Provider, its affiliates, and such other specified persons being collectively referred to as “Indemnified Persons,” and individually as an “Indemnified Person”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person’s negligence and reasonable fees and disbursements of the respective Indemnified Person’s counsel) which (a) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any of the Operating Companies or (ii) actions taken or omitted to be taken by an Indemnified Person with any Operating Companies’ consent or in conformity with any Operating Companies’ instructions or any Operating Companies’ actions or omissions or (b) are otherwise related to or arise out of the Service Provider’s engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, fees and disbursements of any Indemnified Person’s counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with the Service Provider’s acting pursuant to the Service Provider’s engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.  None of the Operating Companies will, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (b) of the preceding sentence that have resulted primarily from the Service Provider’s bad faith, gross negligence or willful misconduct.  The Operating Companies also agree that neither the Service Provider nor any other Indemnified Person shall have any liability to the Operating Companies for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Operating Companies that have resulted primarily from the Service Provider’s bad faith, willful misfeasance, gross negligence, or reckless disregard of its duties.  The Operating Companies further agree that neither of them will, without the prior written consent of the Service Provider, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Service Provider and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.  EACH OF THE OPERATING COMPANIES HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, REFUNDS, OR EXPENSES, INCLUDING ANY INTEREST ON SUCH REFUNDS, THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF THE SERVICE PROVIDER OR ANY OTHER INDEMNIFIED PERSON.

The foregoing right to indemnity shall be in addition to any rights that the Service Provider and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement.  Each of the Operating Companies hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against the Service Provider or any other Indemnified Person.

It is understood that, in connection with the Service Provider’s engagement, the Service Provider may also be engaged to act for the Operating Companies in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements.  This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

Each of the Operating Companies further understands and agrees that if the Service Provider is asked to act for the Operating Companies in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

9.

Confidential Information.  The Service Provider acknowledges that certain information which may be disclosed either directly or indirectly to the Service Provider by the Operating Companies may be confidential, proprietary, or itself subject to governmental regulation, and/or secret or “critical energy infrastructure information” in character (the “Confidential Information”), and, in an effort to maintain the confidential, proprietary, and secret character thereof, Service Provider shall hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the Confidential Information, except to the extent that (a) such Confidential Information is or becomes generally available to the public (other than as a result of disclosure by the Service Provider) or, (b) the Service Provider can establish that such information: (i) was within its possession prior to its being furnished to the Service Provider by or on behalf of the Operating Companies, (ii) became available to the Service Provider from a source other than the Operating Companies, provided that such source is not known to the Service Provider to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Operating Companies or any other party with respect to such information or (iii) is independently developed by the Service Provider without the use of any Confidential Information.

10.

Other Business Activities.  The Operating Companies understands that the Service Provider may perform services for other entities similar to those performed hereunder.  Nothing in this Agreement shall restrict or limit the right of the Service Provider, the Operating Companies, or their respective affiliates or associates to engage in whatever activities they choose, whether or not competitive with matters covered by this Agreement, and none of them shall, as a result of this Agreement, incur any obligation to offer any interest in such activities to any party hereto; provided, however, that no such activities shall involve any transfer or exchange of marketing, operating, or critical infrastructure information either (a) in violation of any order or regulation of the FERC or (b) with any person or entity not a party to this Agreement.

11.

Notices.  Notices, demands, payments, reports, and correspondence shall be addressed to either party hereto at the address for such party set forth below the signature of such party hereto or such other places as may from time to time be designated in writing to the other party.  Any notice given by personal delivery, by United States mail, facsimile, electronic mail, telegram or cable shall be effective upon receipt.

12.

Governing Law.  This Agreement is being executed and delivered and is intended to be performed in the State of New York and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of the provisions hereof.

13.

Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

14.

Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

15.

Amendment.  No modification or amendment of any of the terms, conditions, or provisions hereof may be made otherwise than by written agreement signed by the parties hereto.  It is mutually understood and agreed that this Agreement shall and hereby does terminate, cancel, and supersede any and all other negotiations, understandings, and written and verbal agreements relating to the subject matter hereof between the parties hereto, if any.

16.

Assignment.  This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of the Service Provider, which may be assigned to any one or more of its affiliates) by any of the parties without the prior written consent of the other parties, or in any manner or to any effect which would cause any violation of any applicable law, order or regulation governing relationships among energy-related affiliates, however defined; provided, further, that such consent of the other parties shall not be unreasonably withheld or delayed.

17.

Headings.  The various titles of the paragraphs, captions, headings, and arrangements herein are used solely for convenience, shall not be used for interpreting or construing any word, clause, paragraph, or subparagraph of this Agreement, and do not in any way affect, limit, amplify, or modify the terms hereof.

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IN WITNESS WHEREOF, this Agreement has been fully executed as of the date indicated above.

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.

By:	/s/ Jerry L. Morris
Name: Jerry L. Morris
Title: Chief Operating Officer
Address: 4700 Highway 56 Owensboro, KY 42301 Phone: (270) 852-5000 Fax: (270) 852-5010

WESTERN FRONTIER PIPELINE COMPANY, L.L.C.

By:	/s/ Jerry L. Morris
Name: Jerry L. Morris
Title: CEO Southern Star Central Corp., sole member
Address: 4700 Highway 56 Owensboro, KY 42301 Phone: (270) 852-5000 Fax: (270) 852-5010

EFS SERVICES, LLC

By:	Aircraft Services Corporation, its Sole Member

	By:	/s/ Simon Duncan
Name: Simon Duncan
Title: Vice President

Address: 120 Long Ridge Road Stamford, CT 06927 Attn: Manager of Operations Phone: (203) 357-3710 Fax: (203) 961-5861